UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

            CLICKABLE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23737	82-0290939
(State of Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

2 Madison Avenue, Suite 209, Larchmont, NY		10538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 699-5190

                    N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Current Report is filed for purposes of including Exhibits 4.1 - 4.5. No changes have been made to the text of the disclosures.

Item 1.01.	Entry into a Material Definitive Agreement.
Item 3.02.	Unregistered Sales of Equity Securities.

On May 31, 2007, Clickable Enterprises, Inc. (the “Company”) entered into Securities Purchase Agreement (the “Purchase Agreement”) for the sale of $800,000 in its Callable Secured Convertible Notes (“Notes”) in a private placement to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the “Investors”). In addition to the Notes, the Company issued warrants (the “Warrants”) exercisable for 10,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”). The Warrants are exercisable for a period of seven years from the closing date at an exercise price of $0.002, subject to certain adjustments, including, but not limited to, adjustments for stock splits, stock dividends, mergers, consolidations and distributions. Closing under the Purchase Agreement occurred on May 31, 2007.

The Notes are convertible into shares of Common Stock in whole or in part from time to time at the option of the Investors at the Conversion Price then in effect. The “Conversion Price” is equal to 40% of the average of the lowest three trading prices for the Common Stock during the previous twenty trading days ending one trading day prior to the date of a holder’s notice of conversion. The Conversion Price is subject to certain adjustments, including, but not limited to, adjustments for stock splits, stock dividends, mergers, consolidations and distributions.

The Notes bear interest at the rate of 8% per annum, payable quarterly. If, however, in any month, the trading price of the Common Stock is $.028125 or more for each trading day of the month, no interest will be payable for such month. The principal amount of the Notes and all accrued interest, if not previously paid or converted, will be due and payable on May 31, 2010.

In the event that the average daily price of the Common Stock, for each day of a month, is below $.03, the Company may, at its option, prepay a portion of the outstanding principal amount of the Notes equal to 101% of the principal amount of Notes, divided by thirty-six (36), plus one month’s interest. In the event the Company exercises this option, the Investors may not convert additional principal amounts for thirty (30) days following the date of prepayment.

The Company has granted the Investors a security interest in substantially all of its assets to secure its obligations under the Notes. The Company is obligated to file a registration statement registering the resale of the shares issuable upon conversion of the Notes upon demand by the Investors. The registration statement is required to be filed within thirty (30) days following demand by the Investors and to become effective within ninety (90) days after filing.

The offer and sale of the Notes and the Warrants, and the Common Stock into which the Notes may be converted and for which the Warrants may be exercised (collectively, the “Securities”) by the Company to the Investors pursuant to the Purchase Agreement was exempt from registration under the Securities Act in reliance upon Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each of the Investors represented and warranted to the Company that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Each of the Investors further represented and warranted that it was purchasing the Securities for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act. Any certificates issued representing the Notes or Warrants will be legended to indicate that they are restricted. No sale of the Securities involved the use of underwriters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Securities Purchase Agreement among the Company and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, dated May 31, 2007.

4.2	Security Agreement dated May 31, 2007, entered into by and among the Company, AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

4.3	Intellectual Property Security Agreement among the Company and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, dated May 31, 2007.

4.4	Form of Stock Purchase Warrant entered into in connection with Exhibit 4.1.

4.5	Form of Callable Secured Convertible Note entered into in connection with Exhibit 4.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKABLE ENTERPRISES, INC.

Dated: January 2, 2008	By:	/s/ Nicolas Cirillo Jr.
President